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            EXHIBIT 11

            COMPUTATION OF EARNINGS PER SHARE


            LILLY INDUSTRIES, INC.
            (In thousands, except per share data)

                                               Three Months Ended         Six Months Ended

                                               May 31      May 31        May 31       May 31
                                                1995        1994          1995         1994
            Primary:
             Average shares outstanding--
              Note A                           22,800      22,670         22,800       22,623

             Net income                       $ 5,808     $ 5,786        $10,455      $ 8,927
             Net income per common share--
              Note A                          $  0.25     $  0.26        $  0.46      $  0.39
                                              =======     =======        ========     =======

            Average shares outstanding--
             Note A                            22,800      22,670          22,800      22,623
            Dilutive stock options based
             on treasury stock method
             using average market
             price--Note A                        500         603             500         615
                                              -------     -------        --------     -------
                                               23,300      23,273          23,300      23,238

             Net income                       $ 5,808     $ 5,786         $10,455     $ 8,927
             Net income per common
              and common equivalent
              share--Note A                   $  0.25     $  0.25         $  0.45     $  0.38
                                              =======     =======        ========     =======

            Fully diluted:
             Average shares outstanding--
              Note A                           22,800      22,670          22,800      22,623
             Dilutive stock options based
              on the treasury stock
              method using the higher
              of quarter end or average
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              market price--Note A                500         630             500         637
                                              -------     -------        --------     -------
                                               23,300      23,300          23,300      23,260

             Net income                       $ 5,808     $ 5,786         $10,455     $ 8,927
             Net income per common
              and common equivalent
              share--Note A                   $  0.25     $  0.25         $  0.45     $  0.38
                                              =======     =======        ========     =======

            Note A--Share and per share amounts have been adjusted to reflect the three-for-two stock split distributed June 1, 1994.

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